Exhibit 23.3


                 Baxter Fentriss and Company Letterhead (goes here)

                        CONSENT OF FINANCIAL ADVISORS

We consent to the inclusion of our Fairness Opinion isssued to Home Savings Bank of Siler City Inc., SSB in this registration statement on Form S-4.
We also consent to the reference to our firm under the caption "Experts".

                                        /s/ Baxter Fentriss and Company
                                            Baxter Fentriss and Company

Richmond, Virginia
August 28, 1997